EXHIBIT A

to Shareholder Services Plan of

Mutual Fund and Variable Insurance Trust

Amended March 26, 2024

Fund Name	Share Class
Rational Equity Armor Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Tactical Return Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Brands Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Strategic Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Special Situations Income Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/Pier 88 Convertible Securities Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Real Assets Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/RGN Hedged Equity Fund	Class A Shares, Class C Shares, Institutional Shares

Witness the due execution hereof this 26th day of ___March______________, 2024.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By:	/s/ Michael Schoonover
Name:	Michael Schoonover
Title:	President

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